EXHIBIT 32.1

SECTION 1350
CERTIFICATION

In connection with the Quarterly Report of True Product ID, Inc. (the “Company”) on Form 10-Q for the quarter ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael J. Antonoplos, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

True Product ID, Inc.

By: /s/ Michael J. Antonoplos
February 19, 2009	Michael J. Antonoplos President